SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C.  20549
                              ______________


                                FORM 8-K


            Current Report Pursuant to Section 13 or 15(d) of
                    The Securities Exchange Act of 1934


                               August 21, 2001
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            (Date of Report (Date of earliest event reported)


                              NEW SYSTEMS, INC.
            --------------------------------------------------
            (Exact Name of Registrant as Specified in Charter)


           Nevada                 000-29407                  87045437
----------------------------      ------------          -------------------
(State or Other Jurisdiction      (Commission             (IRS Employer
     of Incorporation)             File No.)            Identification No.)


3040 East Commercial Boulevard, Ft. Lauderdale, FL                 33308
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(Address of Principal Executive Offices)                         (Zip Code)


                               (954) 772-2297
            --------------------------------------------------
            Registrant's telephone number, including area code


       -------------------------------------------------------------
       (Former Name or Former Address, if Changed Since Last Report)


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Item 5.  Other Events.
----------------------

     On August 21, 2001, New Systems, Inc. ("New Systems"), New Tremor Acquisition Corp. ("Acquisition") and Tremor Entertainment, Inc. ("Tremor") entered into an Agreement and Plan of Merger (the "Merger Agreement") pursuant to which each outstanding share of common stock, without par value, of Tremor ("Tremor Common Stock"), after giving effect to a 1:6,000 reverse split of Tremor Common Stock, will be converted into 2,000 shares of common stock, par value $.001 per share, of New Systems ("New Systems Common Stock"), and Tremor will become a wholly-owned subsidiary of New Systems. Consummation of the merger is subject to various conditions, including, among other things, receipt of the approval of Tremor's stockholders and certain terms and conditions of the merger which may change prior to closing. Upon completion of the merger, shareholders of Tremor will own, in the aggregate, approximately 90.5% of the issued and outstanding New Systems Common Stock, assuming no additional issuances of New Systems Common Stock during the period between the signing and the closing of the Merger Agreement.

     As previously reported in New Systems' Form 10-QSB for the quarter ended June 30, 2001, on July 23, 2001, Tremor acquired majority control of New Systems through the acquisition of shares of New Systems Common Stock representing approximately 54% of the issued and outstanding New Systems Common Stock.

     The foregoing description of the Merger Agreement and the transactions contemplated thereby do not purport to be complete and are qualified in their entirety by reference to the Merger Agreement.



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                            SIGNATURE
                            ---------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   NEW SYSTEMS, INC.


Date:  August 24, 2001             By:__/s/Norman H. Becker_______
                                      Name: Norman H. Becker
                                      Title:  President


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